UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2005

MESA AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

410 North 44th Street, Suite 700
Phoenix, Arizona, 85008
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (602) 685-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.

     On May 4, 2005, Mesa Air Group, Inc. issued a press release announcing a code-share arrangement between Mesa Air Group, one of its subsidiaries, Freedom Airlines, Inc. (together with Mesa Air Group, the “Company”), and Delta Airlines, Inc. that provides for Freedom Airlines to become a Delta Connection partner.

     The full text of the Company’s press release is attached hereto as Exhibit 99.1.

     Under the terms of a Delta Connection Agreement dated May 3, 2004, Freedom Airlines will operate up to 30 50-seat regional jet aircraft on routes throughout Delta’s network, with the first five aircraft planned to enter Delta Connection service as early as October 2005. The arrangement provides for certain reimbursement obligations between the parties and in exchange for performing the flight services under the agreement, Delta will pay the Company an amount, as defined in the agreement, which is based on an annual determination of the Company’s cost of operating those flights and other factors intended to approximate market rates for those services. The Company will be paid a base margin and be eligible for monthly and semi-annual incentive compensation based upon the Company’s achievement of certain operational objectives. The code-share agreement will terminate with respect to each aircraft, on an aircraft by aircraft basis, beginning in approximately twelve years. At the end of such initial term, the agreement will automatically renew for successive one year terms unless prior written notice is given. Additionally, either party may terminate the agreement upon the earlier of (i) the sixth anniversary of the last aircraft under the agreement being put into service and (ii) 90 months after the agreement is effective.

     The code-share agreement is subject to termination prior to these dates in various circumstances including:

•	If certain safety and operational performance factors fall below specified levels for a specified time;

•	A material breach by either party of the code-share agreement, subject to thirty (30) days notice and cure rights or a breach by the Company of certain reimbursement obligations;

•	If either Delta or the Company files for bankruptcy (whether voluntarily or involuntarily), the non-defaulting party may terminate the agreement;

•	A merger or change of control with respect to the Company occurs;

•	Delta fails to make a payment when due, subject to seven days notice and cure rights;

•	If the Company’s FAA or Department of Transportation certification is suspended or revoked, Delta may terminate the agreement;

•	If the Company commences operating an aircraft which causes Delta to be in violation of its collective bargaining agreement with its pilots; or

•	If certain of the Company’s compensation rates payable to any group of employees increases more than a certain amount in any year as compared to the prior year.

     If Delta terminates the code-share agreement pursuant to certain of the provisions, the Company may be required to make a termination payment to Delta.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

Exhibit No.	Description
99.1	Press release, dated May 4, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA AIR GROUP, INC.
Date: May 6, 2005	By:	/s/ GEORGE MURNANE III
		Name:	GEORGE MURNANE III
		Title:	Executive Vice President and CFO